Exhibit 99.1

ALTA MESA RESOURCES, INC. PROVIDES BANK BORROWING UPDATE; RETAINS FINANCIAL ADVISOR; RECEIVES NASDAQ NOTICE REGARDING NON-COMPLIANCE WITH CONTINUED LISTING STANDARDS

Alta Mesa Resources, Inc. (NASDAQ: AMR, “Alta Mesa” or the “Company”) today announced that Alta Mesa Holdings, LP (“AMH”) had drawn substantially all of the remaining capacity under its senior secured revolving credit facility (the “Credit Facility”). The Credit Facility had a borrowing base of $370 million after the most recent borrowing base determination on April 1, 2019, which decreased the borrowing base by $30 million. The cash held following the draw, approximately $86 million, is intended for general corporate purposes.

James Hackett, the Executive Chairman of the Company’s Board of Directors and the Company’s Interim Chief Executive Officer, stated, “In this challenging environment, we believe it is important to increase our liquidity to ensure we have adequate financial flexibility. We will continue to explore our options to strengthen our balance sheet, including options to address our indebtedness.”

Alta Mesa has retained Perella Weinberg Partners and Tudor Pickering Holt & Co. as its financial advisor to assist with analyzing and considering financial alternatives.

Alta Mesa today also announced that The NASDAQ Stock Market LLC (“NASDAQ”) notified the Company on April 2, 2019 that it is not in compliance with NASDAQ Listing Rule 5250(c)(1) for continued listing due to the delay in filing its Annual Report on Form 10-K for the year ended December 31, 2018 (the “Annual Report”).

The notification from NASDAQ notes that Alta Mesa is required to submit a plan to regain compliance with NASDAQ's filing requirements for continued listing within 60 calendar days from the date of notification, or by June 1, 2019. Upon acceptance of the Company's compliance plan, NASDAQ is permitted to grant an extension of up to 180 calendar days from the Annual Report's filing due date, or until September 30, 2019, for the Company to regain compliance with NASDAQ's filing requirements for continued listing. The notice has no immediate effect on the listing of the Company’s Class A Common Stock on the NASDAQ’s exchange.

The Annual Report was not filed with the Securities and Exchange Commission within the prescribed time period because the Company needs additional time to complete its financial statements and related disclosures. As previously announced, the Company expects to report material weakness in its internal control over financial reporting in the 2018 Form 10-K. The Company has taken additional time to ensure the accuracy of its 2018 financial information, to complete the required discussion and analysis of the business and to finalize the conclusions regarding the assessment of internal control. Although the Company is still completing its testing of internal control, it has not identified material misstatements to its previously filed financial information and believes that no restatements to historical periods will be required. While covenant relief was not attained during the borrowing base redetermination, the Company continues to be in discussions with its lenders under the Credit Facility. If unsuccessful in obtaining relief, the Company may be unable to comply with the terms of the Credit Facility during 2019, which would permit the lenders to cease making amounts available under the Credit Facility, to require cash collateral for outstanding letters of credit and to exercise other rights under the Credit Facility.

Alta Mesa is working to complete the Annual Report and intends to file it within the time frame required to regain compliance with NASDAQ’s listing standards.

Alta Mesa also announced today that NASDAQ notified the Company on April 3, 2019 that it is not in compliance with the minimum bid price requirement set forth in the NASDAQ rules for continued listing. NASDAQ Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and NASDAQ Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The notice has no immediate effect on the listing of the Company’s Class A Common Stock on NASDAQ’s exchange. In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until September 30, 2019, to regain compliance with NASDAQ Listing Rule 5550(a)(2). To regain compliance, the Company's common shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by September 30, 2019, the Company may be eligible for additional time to regain compliance or may face delisting.

The Company intends to monitor the closing bid price of its common shares between now and September 30, 2019 and intends to cure the deficiency within the prescribed compliance period. The Company's business operations are not affected by the receipt of the notice.

Safe Harbor Statement and Disclaimer:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, including but not limited to, Alta Mesa’s fourth quarter and year-end financial and operating results, 2019 outlook and guidance, including estimates with respect to the timing of the filing of the Company’s Annual Report on Form 10-K, anticipated restatements, the ability to obtain the requested covenant relief and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “plan”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and gas. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. Factors that could cause results to differ materially from expected results include, but are not limited to, the results and finalization of the Company’s financial statements and audits, the outcome of the Company’s discussions with its lenders, which would have an adverse impact in the evaluation of the Company’s ability to continue as a going concern if its borrowing base is lowered further or the covenant relief is not obtained, and other risks found in Alta Mesa’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC's web site at http://www.sec.gov. Any emphasis by the Company, AMH or its auditors in their opinion regarding substantial doubt about the Company’s or AMH’s ability to continue as a going concern would not constitute a covenant violation under AMH’s credit facility or indenture. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

About Alta Mesa Resources:

Alta Mesa Resources, Inc. is an independent energy company focused on the development and acquisition of unconventional oil and natural gas reserves in the Anadarko Basin in Oklahoma, and through Kingfisher Midstream, LLC, provides best-in-class midstream energy services, including crude oil and gas gathering, processing and marketing and produced water disposal to producers in the STACK play.

Investor Relations Contact:
Bruce Connery
Al Petrie Advisors
IR@altamesa.net